UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

Unicycive Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40582	81-3638692
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation or organization)		Identification No.)

4300 El Camino Real, Suite 210

Los Alto, CA 94022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 351-4495

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	UNCY	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2024 (the “Effective Date”), Unicycive Therapeutics, Inc. (the “Company”) entered into the First Amendment to Manufacturing and Supply Agreement with Shilpa Medicare, Ltd., an Indian corporation (“Shilpa”) (the “Amendment”). The Company and Shilpa are parties to that certain Manufacturing and Supply Agreement, dated as of October 31, 2020 (the “Agreement”) pursuant to which Shilpa provides certain development, manufacturing, supply and other CMC-related services related to the development and commercialization of oxylanthanum carbonate (“OLC”). The Company has entered into the Amendment in anticipation of an increased manufacturing demand for OLC.

Pursuant to the Amendment, the Company has agreed to make a binding purchase order for tablets of OLC and Shilpa has agreed to deliver such order by June 30, 2025. In addition, the Company has agreed to order additional tablets for delivery between December 31, 2025 and June 30, 2026. Further, the Company has agreed to provide certain funding to Shilpa for a new manufacturing line. The initial term of the Agreement shall continue until the eighth (8th) anniversary of the date of receipt by the Company of FDA approval of its NDA of OLC (the “Initial Term”). Following the Initial Term, the Agreement shall continue in effect for consecutive periods of four (4) years each unless earlier terminated pursuant to the terms of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2024

UNICYCIVE THERAPEUTICS, INC.

By:	/s/ Shalabh Gupta
Shalabh Gupta
Chief Executive Officer

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